Exhibit 4(e)
                           STOCKHOLDER AGREEMENT

          STOCKHOLDER AGREEMENT, dated as of May 14, 1996 (the
"Agreement"), between the undersigned holder (the "Holder") of shares of the common stock, $0.01 par value (the "Company Common Stock"), of Carlisle Plastics, Inc., a Delaware corporation (the "Company"), and Tyco
International Ltd., a Massachusetts corporation ("Parent").

                                  RECITALS

          The Company, Parent and T2 Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), propose to enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"; capitalized terms not otherwise defined herein being used herein as therein defined), pursuant to which Merger Sub would be merged (the "Merger") with and into the Company, and the outstanding shares of the Company's Class A Common Stock and Class B Common Stock (the "Shares") would be converted into the right to receive shares ("Parent Shares") of the common stock, $0.50 par value, of Parent; and

          The Holder is the beneficial owner of the number of shares of Class A Common Stock and/or Class B Common Stock (together with any shares of Class A Common Stock and Class B Common Stock hereafter acquired by the Holder, and any options, warrants or other rights to acquire shares of Class A Common Stock and Class B Common Stock now owned or hereafter acquired by the Holder, the "Subject Shares") set forth on the signature page to this Agreement; and

          As a condition of its entering into the Merger Agreement, Parent has requested the Holder to agree, and the Holder has agreed, to enter into this Agreement.

                                 AGREEMENT

          NOW, THEREFORE, the parties hereto agree as follows:

          1.   Agreement to Vote Shares.  At every meeting of the
               ------------------------
stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Holder shall vote all the Subject Shares that it beneficially owns at the time of any such vote: (i) in favor of approval of the Merger Agreement and the Merger and any matter necessary to facilitate the Merger and (ii) against (x) approval of any Acquisition Proposal made in opposition to or in competition with the Merger, (y) any merger (including, without limitation, an Alternative Transaction), consolidation, sale of assets requiring stockholder approval, reorganization or recapitalization of the Company, with any other person other than Parent or its affiliates, and (z) any liquidation or winding up of the Company (each of the foregoing in this clause (ii) is hereinafter referred to as an "Opposing Proposal").



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          2.   Agreement Not to Solicit.  Prior to the earlier to occur of
               ------------------------
the Effective Time of the Merger or the Termination Date (as hereinafter defined), the Holder will not, and will not permit any entity under its control to: (1) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) with respect to an Opposing Proposal or otherwise encourage or assist any person in taking or planning any action that would constitute an Opposing Proposal; or (2) initiate a stockholders' vote or action by written consent of the Company's stockholders with respect to an Opposing Proposal.

          3.   Agreement Not to Transfer Shares.  (a) From and after the
               --------------------------------
date hereof until the earlier to occur of 30 days prior to the Effective Time of the Merger and the Termination Date, the Holder will not effect a sale, exchange, pledge, disposition or other transfer or encumbrance (a "Sale") of any of the Subject Shares to or in favor of any person, unless, prior to any such Sale, such person shall have agreed in a writing, in form and substance reasonably acceptable to Parent, for the benefit of and delivered to Parent, to be bound by all provisions of this Agreement applicable to the Holder; and provided that in no event shall the Holder effect a Sale of any Class B Common Stock to a person who is not a Permitted Transferee (as that term is defined in Article FOURTH of the Company's Restated Certificate of Incorporation).

          (b) From and after 30 days prior to the Effective Time of the Merger, unless the Termination Date shall occur, the Holder shall not (i) transfer, sell or otherwise dispose of any Shares prior to the Effective Time or (ii) sell or otherwise reduce the Holder's risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. 1, "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 21028] (April 15, 1982)) with respect to any Parent Shares until after such time (the "Publication Time") as consolidated financial statements which reflect at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission. The Holder understands that the certificates representing the Parent Shares received by the Holder in the Merger will be placed on the "stop-transfer list" maintained by Parent's transfer agent and will remain so listed until the Publication Time, and that there will be placed on the certificate(s) representing such stock, or any certificate(s) delivered in substitution therefor, a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE STOCKHOLDER AGREEMENT, DATED AS OF MAY 14, 1996, RELATING THERETO, A COPY OF WHICH IS ON FILE WITH THE CLERK OF TYCO INTERNATIONAL LTD."

          (c) In the event that Parent elects not to treat the Merger as a "pooling of interests" for accounting purposes, Parent shall promptly so inform the Holder in writing, and, in such case, the provisions of subsection (b) above shall terminate upon the giving of such notice; provided, however, that, in such case, the provisions of subsection (a)
- --------  -------
above



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



shall continue in effect until the earlier to occur of the Effective Time and the Termination Date.

          4.   Agreement Not to Convert Shares.  Prior to the earlier to
               -------------------------------
occur of the Effective Time of the Merger or the Termination Date, the Holder will not convert or request that the Company convert any of the Subject Shares that are Class B Common Stock to Class A Common Stock.

          5.   Covenants under Rule 145
               ------------------------

          (a) The Holder has been advised that the issuance of the Parent Shares to the undersigned pursuant to the Merger will be registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement on Form S-4. The undersigned has also been advised that the undersigned will or may be deemed an "affiliate" of the Company at the time the Merger is submitted to a vote of the stockholders of the Company, subject to Rule 145 under the Securities Act. Accordingly, the Holder may not sell or otherwise dispose of any Parent Shares except in accordance with Rule 145(d) or pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

          (b)  The Holder understands and agrees that:

          i. Parent is under no obligation to register the sale, transfer or other disposition of the Parent Shares to be received by the Holder in the Merger except as set forth in written agreements, if any, with the undersigned entered into by Parent.

          ii. Stop transfer instructions will be given to the transfer agent of Parent with respect to the Parent Shares to be received by the Holder in the Merger, and there will be placed on the certificate(s) representing such stock, or any certificate(s) delivered in substitution therefor, a legend stating in substance:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A
TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933 (THE "ACT") APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH RULE 145(D) OR PURSUANT TO AN EFFECTIVE
REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE ACT."

          iii. Unless the transfer by the Holder of the Parent Shares is a sale made in conformity with the provisions of Rule 145(d), or is made pursuant to a registration statement under the Securities Act, Parent reserves the right to put an appropriate Securities Act legend on the certificate issued to a transferee.

          (c)  Parent represents and agrees as follows:



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



            i. For so long as and to the extent necessary to permit the Holder (or any transferee of Parent Shares not in violation of this Agreement (a "Permissible Transferee")) to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent shall use reasonable best efforts to file, on a timely basis, all reports required to be filed with the SEC by it pursuant to Section 13 of the Exchange Act, so long as it is subject to such requirement, shall furnish to the Holder or any Permissible Transferee upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 145 and shall otherwise use its reasonable best efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent has filed, on a timely basis, all reports required to be filed with the SEC pursuant to
Section 13 of the Exchange Act during the preceding 12 months.

          ii. Parent agrees that the stop transfer instructions and legends referred to above shall be promptly terminated or removed if the Holder or any Permissible Transferee shall have delivered to Parent a copy of a letter from the staff of the SEC or an opinion of counsel with recognized expertise in securities law matters, in form and substance reasonably satisfactory to Parent, to the effect that such instructions and legends are not required for the purposes of the Securities Act.

          6.   Hart-Scott-Rodino, etc.  The Holder and Parent shall use all
               -----------------------
reasonable efforts promptly to make all filings and applications with any governmental or regulatory agencies required to be made in connection with the acquisition by the Holder of Parent Shares in the Merger, including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and to furnish all information required to be furnished in or in connection with any such filing or application.

          7.   Binding Agreement.  This Agreement shall be binding upon,
               -----------------
and shall inure to the benefit of, the Holder, and his heirs, estate, personal representatives and permitted assigns and Parent and its successors and permitted assigns.

          8.   Notices.  All notices and other communications given or made
               -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below:

          If to the Holder, at the address appearing on the signature page beneath the Holder's name, with a copy to:

          Weil, Gotshal & Manges LLP
          767 Fifth Avenue
          New York, NY 10153
          Telecopier No.:  (212 ) 310-8007
          Telephone No.:  (212 ) 310-8000
          Attention: Stephen E. Jacobs, Esq.



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



          If to Parent or Merger Sub:

          Tyco International Ltd.
          One Tyco Park
          Exeter, New Hampshire  03833
          Telecopier No.:  (603) 778-7330
          Telephone No.: (603) 778-9700
          Attention:  Chairman

          With a copy to:

          Kramer, Levin, Naftalis & Frankel
          919 Third Avenue
          New York, New York  10022
          Telecopier No.:  (212) 715-8000
          Telephone No.: (212) 715-9100
          Attention:  Joshua M. Berman, Esq.

or to such other address or telecopy number as any party may have furnished to the other parties in writing in accordance herewith.

          9.   Specific Performance.  The parties hereto agree that
               --------------------
irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          10.  Amendment. (a)  This Agreement may not be amended or
               ---------
modified, except by an instrument in writing signed on behalf of each of the parties hereto.

          (b) This Agreement may not be waived by either party hereto, except by an instrument in writing signed on behalf of the party granting such waiver.

          11.  Governing Law/Consent of Jurisdiction.  This Agreement shall
               -------------------------------------
be governed by and construed in accordance with the laws of the State of New York, except to the extent mandatorily governed by the laws of the State of Delaware or Massachusetts. Each party hereto hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York in any action or proceeding arising out of or related to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party hereto hereby irrevocably consents to the service of process, which may be served in any such action or proceeding by certified mail, return receipt requested, by delivering a copy of such process to such party at its address specified in Section 8 or by any other method permitted by law.



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          12.  Counterparts.  This Agreement may be executed in
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

          13.  Termination. (a)  This Agreement shall terminate if and when
               -----------
the Merger Agreement is terminated according to its terms. The date and time at which this Agreement is terminated in accordance with this Section 13 is referred to herein as the "Termination Date."

          (b)  Upon any termination of this Agreement as provided in
Section 13, this Agreement shall thereupon become void and of no further force and effect, and there shall be no liability in respect of this Agreement or of any transactions contemplated hereby or by the Merger Agreement on the part of any party hereto or any of its directors, officers, partners, stockholders, employees, agents, advisors, representatives or affiliates; provided, however, that nothing herein shall
                               --------  -------
relieve any party from any liability for such party's wilful breach of this Agreement; and provided further that nothing herein shall limit, restrict,
               -------- -------
impair, amend or otherwise modify the rights, remedies, obligations or liabilities of any person under any other contract or agreement, including, without limitation, the Merger Agreement.


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          IN WITNESS WHEREOF, this Agreement has been executed by or on behalf of each of the parties hereto, all as of the date first above written.



                              TYCO INTERNATIONAL LTD.



                              By:  /s/ Barbara S. Miller
                                   -----------------------------------
                                        Name:  Barbars S. Miller
                              Title: Vice President/Treasurer


                              THE HOLDER:

                              Grigoriou Family Limited Partnership


                              By:  Christos I. Grigoriou Revocable Trust,
                                        its general partner

                                   /s/  Christos I. Grigoriou
                                   ----------------------------------------
                                   Name:  Christos I. Grigoriou
                                   Title:  Trustee

                                   Address:
                                             -----------------------------


                                   ----------------------------------------


                                   ----------------------------------------

Number of Shares:

Class A Common Stock:  300,000

Class B Common Stock:  1,707,448



Number of Shares:                       /s/  Christos I. Grigoriou
                                        ---------------------------------
                                        Christos I. Grigoriou
Class A Common Stock:  38,700

Class B Common Stock:  - 0 -



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